UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2013 (the “Closing Date”), Fiserv, Inc. (“Fiserv”) acquired all of the issued and outstanding shares of common stock of Harpoon Acquisition Corporation (“Harpoon”), the parent company of Open Solutions Inc. (“Open Solutions”), pursuant to the terms of the Agreement and Plan of Merger, dated January 14, 2013 (the “Merger Agreement”), by and among Fiserv, Orlando Merger Sub, Inc., a wholly-owned subsidiary of Fiserv (“Merger Sub”), Harpoon and Harpoon Holder Representative, LLC. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Harpoon, with Harpoon continuing as the surviving entity and a wholly-owned subsidiary of Fiserv (the “Merger”). At the effective time of the Merger, the issued and outstanding shares of Harpoon common stock were converted into the right to receive a portion of the aggregate merger consideration of $55 million in cash.

Pursuant to the Merger Agreement, Fiserv also assumed indebtedness of Open Solutions of approximately $960 million (“Assumed Indebtedness”). Fiserv repaid all of the Assumed Indebtedness on the Closing Date, other than $325 million aggregate principal amount of Open Solutions 9¾% Senior Subordinated Notes due 2015, which will be repaid on February 13, 2013, pursuant to an irrevocable notice of redemption issued by Open Solutions prior to the Merger (the “Redemption”).

Fiserv, Merger Sub and Harpoon made customary representations, warranties and covenants in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.02.	Results of Operations and Financial Condition.

On January 14, 2013, Fiserv issued a press release that included preliminary financial results for the year ended December 31, 2012. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Fiserv funded the payment of the cash merger consideration and the repayment of Open Solutions indebtedness on the Closing Date with cash on hand and a borrowing of approximately $700 million under its Amended and Restated Credit Agreement, dated as of August 1, 2012 (the “Credit Agreement”), among Fiserv and the financial institutions party thereto. Fiserv expects to fund the Redemption through cash on hand and borrowing under the Credit Agreement. The material terms of the Credit Agreement are set forth in Item 1.01 of the Current Report on Form 8-K filed by Fiserv with the Securities and Exchange Commission on August 2, 2012, and are incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(2.1)	Agreement and Plan of Merger, dated as of January 14, 2013, by and among Fiserv, Inc., Orlando Merger Sub, Inc., Harpoon Acquisition Corporation and Harpoon Holder Representative, LLC

The following exhibit is being furnished herewith:

(99.1)	Press Release of Fiserv, Inc., dated January 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: January 14, 2013	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer and Treasurer

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated January 14, 2013

Exhibit

Number

(2.1)	Agreement and Plan of Merger, dated as of January 14, 2013, by and among Fiserv, Inc., Orlando Merger Sub, Inc., Harpoon Acquisition Corporation and Harpoon Holder Representative, LLC

(99.1)	Press Release of Fiserv, Inc., dated January 14, 2013